Exhibit 99.1

Planar announces results for fiscal 2005’s fourth quarter

BEAVERTON, Ore. – November 2, 2005 – Planar Systems (NASDAQ:PLNR), a worldwide leader in flat-panel display systems, recorded sales of $54.5 million in the fourth quarter ended September 30th, 2005, down 20 percent from the year-ago quarter but up 2% percent sequentially. Net loss per share was $2.18. This result included a net loss of $2.30 for the following items:

•	Impairment of goodwill which reduced the quarter’s results by $2.26 per share

•	Restructuring and other impairment costs, a gain on sale of securities, write off of excess inventory no longer in production and vendor quality issues with high resolution glass had a net negative impact of fifteen cents per share

•	Computation of actual tax liability compared to previous estimates produced a benefit in the quarter of eleven cents per share

“Two quarters ago the company took steps to improve our cost structure and the results this quarter are enhanced by that effort,” said Gerry Perkel, Planar’s new president and CEO. “We are pleased that our results this quarter were consistent with previously set expectations.”

Sales in the company’s medical segment were $17.9 million, up 4 percent from the previous quarter. “We have an exciting slate of new digital imaging products planned for release over the next few months. While the cost of completing and launching these products will impact first quarter earnings, we expect a strong market reception”, said Perkel.

Industrial segment sales were $11.8 million, down about 11% from the third quarter. Planar’s commercial segment recorded sales of $24.8 million, up 9 percent from last quarter’s result.

Gross profit for the fourth quarter, as a percentage of sales, was 18.9%, down from 23.3% in the previous quarter. The decline was primarily caused by the write off of excess inventory no longer in production and vendor quality issues associated with high resolution glass.

The company’s cash position continued to strengthen, ending the quarter at $65.2 million, with a negligible level of debt and capital leases. During fiscal 2005, the company’s cash balance grew by nearly $35 million despite challenging business conditions.

NEW LEADERSHIP

“As I have looked at Planar over my first few weeks I can see both challenges and opportunities upon which to build. We have a very profitable Industrial Business Unit anchored with our world class EL technology base. Our challenges are to seek out growth opportunities for this highly differentiated technology position. We have a Medical Business Unit with some good growth opportunities ahead. We have been retooling this business to pursue such growth and in parallel drive enhanced profitability. Our Commercial Business Unit offers high unit volumes which enable supply chain and distribution advantages”, said Perkel.

“Our focus is on how to leverage the cost reductions taken two quarters back to create sustained profitability while we develop our plans to drive profitable growth. We are reviewing all of our business areas and technology developments with an eye to generating growth in revenues, profits and shareholder value,” concluded Perkel.

BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially. The company’s current expectations for the first quarter, ending December 30th, 2005, are sales of $50 million to $55 million and net income of about breakeven, including stock based compensation expense of about two cents per diluted share.

Results and operational highlights for the fourth quarter and fiscal year will be discussed by Perkel and CFO Steve Buhaly in a conference call today, November 2, 2005, beginning at 5:00 p.m. Eastern Time. The call can be heard via the Internet through links on www.planar.com or through numerous other sites, and will be available for replay through November 30, 2005. The company intends to post on its Web site a transcript of the prepared management commentary from the conference call within 24 hours after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc. (NASDAQ:PLNR) is a leading provider of flat-panel display hardware and software solutions for demanding medical, retailing, industrial and commercial applications. Hospitals, shopping centers, banks and businesses of all sizes use Planar display technology to help connect people, information and ideas. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. Visit the company’s web site at www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Gerry Perkel and the statements in the Business Outlook section above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including: domestic and international business and economic conditions, changes in the flat-panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, technological advances, shortages of manufacturing capacity from our third-party manufacturing partners, risks inherent in the acquisition of businesses and technologies, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Steve Buhaly, CFO

503-748-6935 / steve_buhaly@planar.com

Planar Systems, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	Sept. 30, 2005	Sept. 24, 2004	Sept. 30, 2005	Sept. 24, 2004
	(unaudited)	(unaudited)	(unaudited)
Sales	$54,457	$68,020	$231,832	$256,196
Cost of sales	44,143	53,709	182,195	196,831

Gross profit	10,314	14,311	49,637	59,365
Operating expenses:
Research and development, net	2,172	2,925	9,829	10,737
Sales and marketing	4,444	4,917	20,497	18,146
General and administrative	3,432	3,985	15,858	15,586
Amortization of intangible assets	230	648	1,740	2,732
Impairment and restructuring charges	34,745	(640)	39,913	(640)

Total operating expenses	45,023	11,835	87,837	46,561
Income (loss) from operations	(34,709)	2,476	(38,200)	12,804
Non-operating income (expense):
Interest, net	357	(11)	675	(444)
Foreign exchange, net	(119)	(138)	104	(29)
Other, net	451	779	(405)	471

Net non-operating income (expense):	689	630	374	(2)
Income (loss) before income taxes	(34,020)	3,106	(37,826)	12,802
Provision (benefit) for income taxes	(1,903)	324	(2,946)	3,524

Net income (loss)	$(32,117)	$2,782	$(34,880)	$9,278

Basic net income (loss) per share	$(2.18)	$0.19	$(2.37)	$0.64
Average shares outstanding - basic	14,722	14,638	14,699	14,597
Diluted net income (loss) per share	$(2.18)	$0.19	$(2.37)	$0.62
Average shares outstanding - diluted	14,722	14,791	14,699	14,860

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Sept. 30, 2005	Sept. 24, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,185	$30,265
Accounts receivable	22,517	31,221
Inventories	36,261	51,802
Other current assets	10,745	11,005

Total current assets	134,708	124,293
Property, plant and equipment, net	15,011	17,860
Goodwill	14,696	49,001
Intangible assets	3,871	7,815
Other assets	3,798	7,455

	$172,084	$206,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,467	$19,946
Accrued compensation	5,481	3,007
Current portion of long-term debt and capital leases	204	193
Deferred revenue	2,578	1,413
Other current liabilities	6,182	9,114

Total current liabilities	35,912	33,673
Long-term debt and capital leases, less current portion	644	847
Other long-term liabilities	4,290	6,376

Total liabilities	40,846	40,896
Shareholders’ equity:
Common stock	132,277	130,924
Retained earnings	4,906	39,786
Accumulated other comprehensive loss	(5,945)	(5,182)

Total shareholders’ equity	131,238	165,528

	$172,084	$206,424

Planar Systems, Inc.

Consolidated Statement of Cash Flows

(In thousands)

	Three months ended		Year ended
	Sept. 30, 2005	Sept. 24, 2004	Sept. 30, 2005	Sept. 24, 2004
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(32,117)	$2,782	$(34,880)	$9,278
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,098	2,182	8,724	8,882
Impairment and restructuring charges	34,745	(640)	39,913	(640)
(Gain) loss on long-term investments	(497)	(755)	390	(379)
Deferred taxes	(2,264)	3,478	(2,264)	3,478
Stock-based compensation	349	—	349	—
Tax benefit of stock option exercised	—	338	—	338
(Increase) decrease in accounts receivable	(3,428)	(479)	8,752	6,199
(Increase) decrease in inventories	5,593	(2,472)	15,555	(12,145)
(Increase) decrease in other current assets	(956)	3,454	297	1,156
Increase (decrease) in accounts payable	6,746	(7,220)	1,568	(511)
Increase (decrease) in accrued compensation	(1,279)	(1,641)	217	(2,859)
Increase in deferred revenue	173	91	1,209	906
Increase (decrease) in other current liabilities	3,323	(6,733)	(2,121)	(6,520)

Net cash provided by (used in) operating activities	12,486	(7,615)	37,709	7,183
Cash flows from investing activities:
Purchase of property, plant and equipment	(1,417)	(554)	(3,405)	(5,155)
Proceeds from sale of investment	497	1,000	497	1,000
Increase in other long-term liabilities	(13)	—	—	—
(Increase) decrease in long-term assets	(67)	29	(134)	(99)

Net cash used in investing activities	(1,000)	475	(3,042)	(4,254)
Cash flows from financing activities:
Payments of long-term debt and capital lease obligations	(49)	(46)	(192)	(21,486)
Proceeds from long-term debt	—	—	—	6,936
Stock repurchase	—	—	—	(113)
Net proceeds from issuance of capital stock	119	32	1,004	3,639

Net cash provided by (used in) financing activities	70	(14)	812	(11,024)
Effect of exchange rate changes	(26)	656	(559)	936

Net increase (decrease) in cash and cash equivalents	11,530	(6,498)	34,920	(7,159)
Cash and cash equivalents at beginning of period	53,655	36,763	30,265	37,424

Cash and cash equivalents at end of period	$65,185	$30,265	$65,185	$30,265